UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On July 25, 2012, the Company issued a press release containing certain financial information for the quarter ended June 30, 2012. A copy of the Company’s press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, upon the recommendation of the Company’s Nominating and Governance Committee (the “Committee”), the Board of Directors of the Company (the “Board”) appointed Christopher Shackelton to serve as a Class I independent director to complete the term of Hunter Hurst III until the Company’s 2013 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified or until earlier resignation or removal. In addition, upon the recommendation of the Committee, the Board appointed Mr. Shackelton to serve as a member of each of the Company’s Audit, Compensation and Nominating and Governance Committees.

Mr. Shackelton is a Managing Partner at Coliseum Capital Management, an investment firm which he co-founded in January 2006 and is a stockholder of the Company, which focuses on long-term investments in both public and private companies. From October 2003 to January 2006, Mr. Shackelton was an analyst at Watershed Asset Management, a special situations hedge fund. From July 2002 to October 2003, Mr. Shackelton was an analyst in the Investment Banking Division of Morgan Stanley & Co. In the past five years, Mr. Shackelton has served on the board of directors for Interstate Hotels & Resorts Inc, a global hotel management company, and Rural/Metro Corp, an emergency health care company, where he served as Chairman. Mr. Shackelton is currently a Trustee for the Walter S. Johnson Foundation, as well as for multiple Connecticut based charitable organizations. Mr. Shackelton received a bachelor degree in Economics from Yale College in 2001.

Mr. Shackelton’s experience investing in and working with a wide range of companies provides the Board with valuable business leadership and strategic focus. Through investments in Medicaid, Medicare and private insurance funded transport, logistics, ambulatory and home health service companies, Mr. Shackelton has acquired an in-depth knowledge of the health care industry, which will be beneficial to the Board. In addition, Mr. Shackelton brings financial and accounting experience from other public company boards on which he led efforts on mergers and acquisitions, financings, restructurings and other initiatives.

Mr. Shackelton’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 16, 2012. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Shackelton and any other person pursuant to which he was appointed as a director.

Item 7.01 Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Company’s Press Release dated July 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: July 27, 2012	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

2